Exhibit 99.1

FOR IMMEDIATE RELEASE

Organicell Reports Interim Results of Phase 1/2A Research Program

Fort Lauderdale, FL / July 26, 2023 / Organicell Regenerative Medicine, Inc. (OTCQB: OCEL), a clinical-stage biopharmaceutical company focused on the development of innovative biological regenerative therapeutics, today reported the results of its Phase 1/2A research program for its biologic therapeutic, ZofinTM, which contains high concentrations of nanoparticles, including exosomes, growth factors, and bio-active proteins.  These results focus on the safety outcomes across three separate studies.

Organicell has completed a Phase 1 study in knee osteoarthritis and a second study in patients with moderate-to-severe COVID-19. In addition, a trial involving patients with “long-haul” COVID-19 acquired sufficient data to end additional patient enrollment earlier this year and is expected to be completed in October 2023.

Notably, across all three studies, with over 20 patients treated with ZofinTM (not including a similar number of patients treated with placebo), there have been no reported therapy-related safety events or significant adverse events.

Howard Golub, M.D., Ph.D., Organicell’s Chief Science Officer stated, “Building on other reported clinical studies, the aggregate results of our Phase 1 program demonstrate that our biologic therapeutics, containing hundreds of billions of bioactive nanoparticles, have a highly favorable safety profile. This positions us well to move onto larger Phase 2 studies for multiple chronic conditions in 2024.”

“Organicell is committed to conducting the highest quality research with the goal of demonstrating that our biologic therapies are both safe and effective,” said Harry Leider, M.D., M.B.A., Chief Executive Officer of Organicell. Dr. Leider added, “the positive results of our Phase 1 program are a foundational step enabling us to now move forward to demonstrate the effectiveness of our novel therapeutics in larger Phase 2 studies which is the next major step toward obtaining FDA approval for our innovative biologic therapies.”

About Organicell Regenerative Medicines, Inc.

Organicell Regenerative Medicine, Inc. (OTCQB: OCEL) is a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of chronic diseases and the provision of related services. The Company’s proprietary products are derived from perinatal sources and are manufactured to retain the naturally occurring bioactive exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. To learn more, please visit https://organicell.com/

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Investor Relations and Media Relations Contact

Organicell Investor Relations

Jacqueline Domenech
1-888-963-7881
IR@organicell.com